    As filed with the Securities and Exchange Commission on October 23, 1998
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  ABGENIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ---------------------------

            DELAWARE                                      2836                                     94-3248826
(STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                              7601 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                 (510) 608-6500

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            1996 INCENTIVE STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            1998 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                           ---------------------------

                                 R. SCOTT GREER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ABGENIX, INC.
                              7601 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                 (510) 608-6500

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                           ---------------------------

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                           ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                           ---------------------------

                                             CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                     AMOUNT             PROPOSED          PROPOSED
                                                     TO BE              MAXIMUM            MAXIMUM
           TITLE OF EACH CLASS OF                  REGISTERED        OFFERING PRICE       AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED                 (SHARES)           PER SHARE       OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
1996 Incentive Stock Plan
Common Stock, $0.001 par value
(currently outstanding options) (1).........      1,689,627           $   2.157     $    3,644,525.44      $      1,013.18

1996 Incentive Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2)....        864,192           $   6.063     $    5,239,596.10      $      1,456.61

TOTAL 1996 STOCK PLAN SHARES REGISTERED           2,553,819                         $    8,884,121.54      $      2,469.79

1998 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)..........        250,000  $          5.154       $    1,288,387.50      $        358.17

1998 Director Option Plan
Common Stock, $0.001 par value (4)..........        250,000  $          6.063       $    1,515,750.00      $        421.38

TOTAL REGISTRATION FEES                                                                                    $      3,249.34
============================================  ====================  ================  =================  ===================


================================================================================

(1) The Proposed Maximum Offering Price Per Share has been computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $2.157 as to 1,689,627 outstanding but unexercised options to purchase Common Stock under the 1996 Incentive Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 864,192 shares of Common Stock authorized for issuance pursuant to the 1996 Incentive Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 5, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 5, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1998 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 5, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus, dated July 2, 1998, filed pursuant to Rule 424(b)(1) under the Securities Act of 1933 on July 2, 1998 and the supplement thereto, dated July 15, 1998, filed pursuant to Rule 424(b)(3) of the Securities Act of 1933 on July 15, 1998.

     (b) The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on July 17, 1998.

     (c)  The Registrant's Quarterly Report on Form 10-Q filed pursuant to
          Section 13(a) of the Exchange Act on August 17, 1998.

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 5, 1998.

     (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemni fication of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities

Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on October 23, 1998.

                                       ABGENIX, INC.

                                       By: /s/ R. SCOTT GREER
                                           -------------------------------------
                                           R. Scott Greer
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Scott Greer and Kurt W. Leutzinger, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                        TITLE                                  DATE
-----------------------------------------      ----------------------------------------------     -------------------------
/S/ R. SCOTT GREER                              President, Chief Executive Officer and               October 23, 1998
-----------------------------------------
     (R. Scott Greer)                           Director (Principal Executive Officer)

/S/ KURT LEUTZINGER                             Vice President, Finance and Chief                    October 23, 1998
-----------------------------------------
     (Kurt Leutzinger)                          Financial Officer (Principal Financial
                                                and Accounting Officer)

/S/ STEPHEN A. SHERWIN                          Chairman of the Board of Directors                   October 23, 1998
-----------------------------------------
     (Stephen A. Sherwin)

/S/ M. KATHLEEN BEHRENS, PH.D.                  Director                                             October 23, 1998
-----------------------------------------
     (M. Kathleen Behrens, Ph.D.)

/S/ RAJU S. KUCHERLAPATI, PH.D.                 Director                                             October 23, 1998
-----------------------------------------
     (Raju S. Kucherlapati, Ph.D.)

/S/ MARK B. LOGAN                               Director                                             October 23, 1998
-----------------------------------------
    (Mark B. Logan)

/S/ JOSEPH E. MAROUN                            Director                                             October 23, 1998
-----------------------------------------
    (Joseph E. Maroun)


* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS


      Exhibit Number                                      Exhibit Document
--------------------------      ---------------------------------------------------------------------
           4.1*                 1996 Incentive Stock Plan

           4.2*                 1998 Employee Stock Purchase Plan

           4.3*                 1998 Director Option Plan

           5.1                  Opinion of Wilson Sonsini Goodrich & Rosati,
                                Professional Corporation, as to the legality of
                                securities being registered (Counsel to the Registrant)

          23.1                  Consent of Ernst & Young LLP, Independent Auditors

          23.2                  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                                (contained in Exhibit 5.1 hereto)

          24.1                  Power of Attorney (see page II-4)

---------------------------

* Incorporated by reference to Exhibits 10.2, 10.3 and 10.4, respectively, of the Company's Registration Statement on Form S-1 (File No. 333-49415), effective July 2, 1998.